SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 5, 2003
Date of Report (Date of earliest event reported)

iParty Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Bridge Street, Suite 301, Dedham MA	02026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-3952

(99.1)                   Press release, dated December 5, 2003, issued by iParty Corp..

Item 9.    Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, Regulation FD Disclosure and Item 12, Disclosure of Results of Operations and Financial Condition.

On December 5, 2003, iParty Corp. (“IPT”) announced the election of two new members to its Board of Directors and the relocation of its corporate office.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iParty Corp.

Date: December 11, 2003	By:
Sal Perisano
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated December 5, 2003